UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

SAVICORP

(Exact name of registrant as specified in its charter)

Nevada	000-27727	91-1766174
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2530 South Birch Street, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (877) 611-7284

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers;

By mutual agreement and consent, Victor Chu resigned as President of SaviCorp on December 18, 2013 and, on the same day, became an independent contractor providing business liaison services to SaviCorp. The Company looks forward to its continuing relationship with Mr. Chu in this new capacity.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws;

On December 18, 2013, SaviCorp filed a Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations with the Nevada Secretary of State. The amendment’s sole purpose was to increase the number of Series A Convertible Preferred Stock from 10 million to 19 million shares. A copy of the amendment is included herewith as an exhibit.

ITEM 9.01 Exhibits

3.i	Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 30, 2013	SaviCorp

By: /s/ Serge Monros
Serge Monros
Chairman, CEO